UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2010

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

Commission File Number: 333-124878

I.R.S. Employer Identification Number: 59-3796143

12200 Herbert Wayne Court, Suite 150 (28078)

P.O. Box 3145

Huntersville, North Carolina 28070-3145

Telephone: (704) 992-2000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

American Tire Distributors Holdings, Inc., a Delaware corporation (“ATD” or the “Company”), has entered into an Agreement and Plan of Merger (the “Agreement”), dated as of April 20, 2010, by and among the Company, Accelerate Holdings Corp., a Delaware corporation (the “Buyer”), Accelerate Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Buyer (“Merger Sub”), and Investcorp International, Inc., solely in its capacity as a representative of the stockholders, optionholders and warrantholders of the Company (the “Stockholders Representative”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of the Buyer. The Buyer is controlled by affiliates of TPG Capital, L.P. (“TPG”). Affiliates of TPG have delivered to the Company limited guarantees in favor of the Company of the Buyer’s obligation to pay certain amounts under the Agreement.

Upon consummation of the Merger, the Buyer will pay, or cause to be paid, consideration for the outstanding ATD equity (including “in-the-money” stock options and warrants) consisting of aggregate payments of approximately $1.3 billion less the amount of estimated funded indebtedness, estimated transaction expenses, aggregate redemption payments with respect to the Company’s outstanding preferred stock, certain holdback amounts plus the amount of estimated cash, plus or minus certain working capital adjustments, if any. In connection with the consummation of the Merger, it is expected that ATD’s debt will be repaid and/or refinanced.

The Buyer has provided the Company with executed equity and debt financing commitments that provide for the necessary funds to consummate the transactions contemplated by the Agreement. The consummation of the Merger, which is expected to occur in the second quarter of 2010, is subject to customary conditions, including the receipt of required antitrust approvals or clearances. The Merger is not conditioned upon receipt of financing by the Buyer. The Board of Directors of the Company has unanimously determined that the Agreement is fair to, and in the best interests of, the Company and its stockholders, approved and declared advisable the Agreement and resolved to recommend that the Company’s stockholders adopt the Agreement. Following the recommendation of the Board of Directors of the Company, stockholders representing 100% of the Company’s capital stock delivered a written consent adopting the Agreement, the Merger and the transactions contemplated thereby.

This description of the Agreement is qualified in the entirety by reference to the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

On April 21, 2010, the Company issued a press release announcing that it had entered into the Agreement. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 20, 2010, the voting security holders of the Company, representing all 690,700 outstanding shares of Series A common stock, all 307,328 outstanding shares of Series B common stock and all 1,500 outstanding shares of Series D common stock, unanimously approved the Agreement, the Merger and certain related matters by written consent.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1 Agreement and Plan of Merger, dated as of April 20, 2010.

99.1 Press release dated April 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

By:	/s/ David L. Dyckman
David L. Dyckman
Executive Vice President and Chief Financial Officer

Date: April 23, 2010